EXHIBIT 4.A

TENNESSEE GAS PIPELINE COMPANY

ISSUER

AND

WILMINGTON TRUST COMPANY

TRUSTEE

___________________________________

SIXTH SUPPLEMENTAL INDENTURE

DATED AS OF JANUARY 27, 2009

TO

INDENTURE

DATED AS OF MARCH 4, 1997

8.000% NOTES DUE 2016

        SIXTH SUPPLEMENTAL INDENTURE, dated as of January 27, 2009 (herein called the “Sixth Supplemental Indenture”), between TENNESSEE GAS PIPELINE COMPANY, a Delaware corporation (herein called the “Company”), having its principal office at 1001 Louisiana Street, Houston, Texas 77002 and WILMINGTON TRUST COMPANY, (as successor to JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank)), a banking corporation duly organized and existing under the laws of the State of Delaware, as trustee under the Indenture referred to below (herein called the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company has heretofore executed and delivered to the Trustee the Indenture, dated as of March 4, 1997 (herein called the “Original Indenture”), providing for the issuance from time to time of one or more series of the Company’s unsecured debentures, notes or other evidences of indebtedness (herein called the “Securities”), the terms of which are to be determined as set forth in Section 301 of the Original Indenture; and

WHEREAS, Section 901 of the Original Indenture provides, among other things, that the Company and the Trustee may enter into indentures supplemental to the Original Indenture for, among other things, the purpose of establishing the form or terms of Securities of any series as permitted by Sections 201 and 301 of the Original Indenture; and

WHEREAS, the Company desires to create a series of the Securities in an aggregate principal amount of $250,000,000, which series shall be designated the 8.000% Notes due 2016 (the “Notes”), and all action on the part of the Company necessary to authorize the issuance of the Notes under the Original Indenture and this Sixth Supplemental Indenture has been duly taken; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and completed, authenticated and delivered by the Trustee as provided in the Original Indenture and this Sixth Supplemental Indenture, the valid and binding obligations of the Company and to constitute these presents a valid and binding supplemental indenture and agreement according to its terms, have been done and performed;

NOW, THEREFORE, THIS SIXTH SUPPLEMENTAL INDENTURE WITNESSETH:

That in consideration of the premises and the issuance of the Notes, the Company covenants and agrees with the Trustee, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE 1

Definitions

Section 1.01.  Defined Terms; Vote and Consent.  For purposes hereof, capitalized terms used herein and not otherwise defined herein or in the recitals shall have the meanings assigned to such terms in the Original Indenture. For all purposes of this Sixth Supplemental Indenture and the Original Indenture, as amended by this Sixth Supplemental Indenture, the term “Notes” shall include the Initial 2016 Notes (as defined below) and any Exchange Notes (as defined below) to be issued and exchanged for any Initial 2016 Notes pursuant to the Registration Rights Agreement (as defined below) and this Sixth Supplemental Indenture.  For purposes of the Original Indenture, as amended by this Sixth Supplemental Indenture, all Initial 2016 Notes and Exchange Notes shall vote and consent together as one series of Securities and shall not have the right to vote and consent as a series separate from one another on any matter under the Original Indenture, as so amended by this Sixth Supplemental Indenture.

Section 1.02.  Definitions.  The following terms have the meanings given to them in this Section 1.02:

“Additional Interest” shall have the meaning assigned to that term in Section 2.03.

“Closing Date” means January 27, 2009.

 “Distribution Compliance Period” shall have the meaning assigned to that term in Section 3.04(a).

“Exchange Notes” means any securities issued by the Company pursuant to the Exchange Offer or otherwise pursuant to an effective Registration and containing terms identical in all material respects to the Initial 2016 Notes for which they are exchanged except that (i) interest thereon shall accrue from the last date on which interest was paid on the Initial 2016 Notes or, if no such interest has been paid, from the date of issuance of the Initial 2016 Notes, (ii) the Exchange Notes will not contain the legend appearing on the face of the Initial 2016 Notes in the form recited in this Sixth Supplemental Indenture and will not contain terms with respect to transfer restrictions and (iii) the Exchange Notes will not contain terms with respect to the payment of Additional Interest for failure to comply with the Registration Rights Agreement.

“Exchange Offer” means the exchange offer by the Company of Exchange Notes for Initial 2016 Notes pursuant to the Registration Rights Agreement.

“Global Security” shall have the meaning set forth in Section 2.02.

“Initial 2016 Notes” means the Notes issued under this Sixth Supplemental Indenture which are not Exchange Notes.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Registration” means a registered exchange offer for the Notes by the Company or other registration of the Notes under the Securities Act pursuant to and in accordance with the terms of the Registration Rights Agreement.

“Registration Default” shall have the meaning set forth in Section 2.03.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of January 27, 2009, among the Company and Banc of America Securities LLC, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., and Greenwich Capital Markets, Inc., on behalf of the initial purchasers of the Notes.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Global Security” shall have the meaning set forth in Section 2.02.

“Restricted Legend” means the legend initially set forth on the Notes in the form set forth in Section 3.02 hereof.

“Restricted Security” shall have the meaning set forth in Section 3.02(b).

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Global Security” shall have the meaning set forth in Section 2.02.

“Securities Act” shall have the meaning set forth in Section 3.02(b)(1).

ARTICLE 2

Terms and Issuance of 8.000% Notes Due 2016

Section 2.01.  Issue of Notes.  A series of Securities which shall be designated the “8.000% Notes due 2016” shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, the terms, conditions and covenants of the Original Indenture, including without limitation the terms set forth in this Sixth Supplemental Indenture (including the form of Notes referred to in Section 2.02 hereof). The aggregate principal amount of Notes which may be authenticated and delivered shall be $250,000,000 (subject to Notes authenticated and delivered as provided in Section 2.04 of this Sixth Supplemental Indenture or upon registration of transfer of, or in exchange for, or in lieu of, other Notes of this series pursuant to Section 304, 305, 306, 906 or 1107 under the Original Indenture).  The entire amount of Notes may forthwith be executed by the Company and delivered to the Trustee and shall be authenticated by the Trustee and delivered to or upon the order of the Company pursuant to Section 303 of the Original Indenture.

Section 2.02.  Forms of Notes and Authentication Certificate.  Notes offered and sold to QIBs in reliance on Rule 144A will be issued in the form of one or more registered notes in global form without interest coupons (the “Rule 144A Global Securities”), and Notes offered and sold in offshore transactions to non-U.S. persons in reliance on Regulation S, will be issued in the form of one or more registered notes in global form without interest coupons (the “Regulation S Global Securities”), in each case pursuant to Section 204 of the Original Indenture (each, a “Global Security”), with the Global Securities legend and, if applicable, the restricted securities legend set forth in Section 3.02 hereof and registered in the name of the Depositary or its nominee. The Depository Trust Company shall be the Depositary for such Global Securities. The forms and terms of the Notes and the Trustee’s certificate of authentication shall be substantially as set forth on Exhibit A hereto. The terms and provisions contained in the form of Notes set forth in Exhibit A shall constitute, and are hereby expressly made, a part of the Original Indenture as supplemented by this Sixth Supplemental Indenture.

Section 2.03.  Registration Default.  In the event that a Registration Default (as defined in the Registration Rights Agreement) occurs, the Company shall pay additional interest (in addition to the interest otherwise due) (“Additional Interest”) to the Holder during the first 90-day period immediately following the occurrence of any such Registration Default in an amount equal to 0.25% per annum (regardless of the number of Registration Defaults), increasing by 0.25% per annum with respect to each subsequent 90-day period, up to a maximum of 1.00% per annum, from and including the date on which any such Registration Default shall occur (subject to the terms of the Registration Rights Agreement) to but excluding the earlier of (1) the date on which all such Registration Defaults have been cured or (2) the date on which all the Notes otherwise become freely transferable by Holders other than affiliates of the Company without further registration under the Securities Act.  The Company shall pay amounts due in respect of Additional Interest on each Interest Payment Date (or, if the Company shall default in the payment of interest on any Interest Payment Date, on the date such interest is otherwise paid as provided in the Original Indenture).

Section 2.04.  Additional Notes. This series of Notes may be reopened, without the consent of the Holders thereof, for increases in the aggregate principal amount of the Notes and issuance of additional Notes of this series ranking equally with these Notes in all respects, so that such additional Notes shall be consolidated and form a single series with these Notes and shall have the same terms as to status, redemption or otherwise as these Notes, provided, however, that no Event of Default has occurred or is continuing with respect to such Notes.

ARTICLE 3

Transfer and Exchange

Section 3.01.  Transfer and Exchange of Global Securities.  (a) The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depositary, in accordance with this Sixth Supplemental Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor.

Section 3.02.  Legends. (a) Each Global Security shall bear the following legend on the face thereof:

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY NOTE AUTHENTICATED AND DELIVERED UPON REGISTRATION OF, TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS NOTE SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

(b) Except as otherwise provided in Section 3.03, each Note that is an Initial 2016 Note (each a “Restricted Security”) shall bear the following legend (the “Restricted Legend”) on the face thereof:

(1) THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

(2) THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (V) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) THAT IS ACQUIRING THE NOTE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL “ACCREDITED INVESTOR” FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN CLAUSE (A) ABOVE.

(3) THE HOLDER AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; AND

(4) THE HOLDER AGREES THAT, BEFORE THE HOLDER OFFERS, SELLS OR OTHERWISE TRANSFERS THIS NOTE, TENNESSEE GAS PIPELINE COMPANY MAY REQUIRE THE HOLDER OF THIS NOTE TO DELIVER A WRITTEN OPINION, CERTIFICATIONS AND/OR OTHER INFORMATION THAT IT REASONABLY REQUIRES TO CONFIRM THAT SUCH PROPOSED TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE UNITED STATES.

AS USED IN THIS NOTE, THE TERMS “OFFSHORE TRANSACTION,” “U.S. PERSON” AND “UNITED STATES” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT.

(c) Each Note shall bear the following legend on the face thereof:

THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND THE RULES AND REGULATIONS THEREUNDER. FOR EACH $1,000 PRINCIPAL AMOUNT OF THIS NOTE, (1) THE ISSUE PRICE IS $948.81; (2) THE AMOUNT OF THE ORIGINAL ISSUE DISCOUNT IS $51.19; (3) THE ISSUE DATE IS JANUARY 27, 2009; AND (4) THE YIELD TO MATURITY IS 9.000% PER ANNUM.

Section 3.03. Removal of Restricted Legend. (i) If the Company determines (upon the advice of counsel and such other certifications and evidence as the Company may reasonably require) that any Note is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of such Note (or a beneficial interest therein) are effected in compliance with the Securities Act, or (ii) (x) after an Initial 2016 Note is sold pursuant to an effective Registration, pursuant to the Registration Rights Agreement (if applicable) or otherwise, or (y) after an Initial 2016 Note is exchanged for an Exchange Note, the Company may instruct the Trustee to cancel such Note and issue to the Holder thereof (or to its transferee) an Exchange Note of like tenor and amount, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend, and the Trustee will comply with such instruction.

Section 3.04.  Registration of Transfer or Exchange.  The registration of transfer or exchange of any Note (or a beneficial interest therein) that bears the Restricted Legend may only be made in compliance with the provisions of the Restricted Legend and as set forth below.

(a)  Prior to the 40th day after the later of the commencement of the offering of the Notes and the Closing Date (such period through and including such 40th day, the “Distribution Compliance Period”), transfers by an owner of a beneficial interest in a Regulation S Global Security to a transferee who takes delivery of such interest through a Rule 144A Global Security of that series will be made only upon receipt by the Trustee of a written certification from the transferor of the beneficial interest to the effect that such transfer is being made to a Person whom the transferor reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A.

(b)  Transfers by an owner of a beneficial interest in the Rule 144A Global Security to a transferee who takes delivery through the Regulation S Global Security of that series, whether before or after the expiration of the Distribution Compliance Period, will be made only upon receipt by the Trustee of a certification from the transferor to the effect that such transfer is being made in accordance with Regulation S or Rule 144 under the Securities Act and that, if such transfer is being made prior to the expiration of the Distribution Compliance Period, the interest transferred will be held immediately thereafter through Euroclear Bank S.A./NV, as operator of the Euroclear System or Clearstream Banking, societe anonyme, Luxembourg.

(c)  Any beneficial interest in one of the Global Securities that is transferred to a Person who takes delivery in the form of an interest in another Global Security of that series will, upon transfer, cease to be an interest in the initial Global Security of that series and will become an interest in the other Global Security of that series and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Security of that series for as long as it remains such an interest.

Section 3.05.  Preservation of Information. The Trustee will retain copies of all certificates, opinions and other documents received in connection with the registration of transfer or exchange of a Note (or a beneficial interest therein) in accordance with its customary policy, and the Company will have the right to inspect and make copies thereof at any reasonable time upon written notice to the Trustee.

Section 3.06.  Acknowledgment of Restrictions; Indemnification; No Obligation of Trustee.  By its acceptance of any Note bearing the Restricted Legend, each Holder of such a Note acknowledges the restrictions on registrations of transfer of such Note set forth in this Sixth Supplemental Indenture and in the Restricted Legend and agrees that it will register the transfer of such Note only as provided in this Sixth Supplemental Indenture.  The Security Registrar shall not register a transfer of any Note unless such transfer complies with the restrictions on transfer of such Note set forth in this Sixth Supplemental Indenture.  In connection with any registration of transfer of Notes, each Holder agrees by its acceptance of the Notes to furnish the Security Registrar or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such registration of transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Security Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

The Security Registrar shall retain copies of all letters, notices and other written communications received pursuant to the Indenture in accordance with its customary policy.  The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Security Registrar.

Each Holder of a Note agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of this Sixth Supplemental Indenture and/or applicable United States Federal or state securities law.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Sixth Supplemental Indenture or under applicable law with respect to any registrations of transfer of any interest in any Note (including any transfers between or among members of, or participants in, the Depositary or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Sixth Supplemental Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

ARTICLE 4

Miscellaneous

Section 4.01. Amendment to Section 205 of the Original Indenture. From and after the date of this Sixth Supplemental Indenture, Section 205 of the Original Indenture shall be amended by deleting such provision in its entirety and replacing it with the following:

SECTION 205 Form of Trustee’s Certificate of Authentication.  The Trustee’s certificates of authentication shall be in substantially the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

WILMINGTON TRUST COMPANY,
AS TRUSTEE

By: __________________________
Authorized Officer

Section 4.02.  Execution as Supplemental Indenture.  This Sixth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture and, as provided in the Original Indenture, this Sixth Supplemental Indenture forms a part thereof. Except as herein expressly otherwise defined, the use of the terms and expressions herein is in accordance with the definitions, uses and constructions contained in the Original Indenture.

Section 4.03.  Responsibility for Recitals, Etc.  The recitals herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this Sixth Supplemental Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of the Notes or of the proceeds thereof.

Section 4.04.  Provisions Binding on Company’s Successors.  All the covenants, stipulations, promises and agreements in this Sixth Supplemental Indenture contained by the Company shall bind its successors and assigns whether so expressed or not.

Section 4.05.  New York Contract.  THIS SIXTH SUPPLEMENTAL INDENTURE AND EACH NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 4.06.  Execution and Counterparts.  This Sixth Supplemental Indenture may be executed with counterpart signature pages or in any number of counterparts, each of which shall be an original but such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, TENNESSEE GAS PIPELINE COMPANY has caused this Sixth Supplemental Indenture to be executed in its corporate name by its Chairman of the Board or its President or one of its Vice Presidents, and said WILMINGTON TRUST COMPANY has caused this Sixth Supplemental Indenture to be executed in its corporate name by one of its authorized representatives as of January 27, 2009.

TENNESSEE GAS PIPELINE COMPANY

By:	/s/ John H. Hopper
	Name:	John H. Hopper
	Title:	Vice President and Treasurer

WILMINGTON TRUST COMPANY,
AS TRUSTEE

By:	/s/ Michael G. Oller, Jr.
	Name:	Michael G. Oller, Jr.
	Title:	Assistant Vice President

EXHIBIT A

[THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY NOTE AUTHENTICATED AND DELIVERED UPON REGISTRATION OF, TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS NOTE SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. ]1

[THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.  EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (IV) PURSUANT TO AN EFFECTIVE REGISTRATION

      1 Insert in Global Securities only.

STATEMENT UNDER THE SECURITIES ACT OR (V) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A) (1), (2), (3) OR (7), OF REGULATION D UNDER THE SECURITIES ACT) THAT IS ACQUIRING THE NOTE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR" FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN CLAUSE (A) ABOVE.

THE HOLDER AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

THE HOLDER AGREES THAT, BEFORE THE HOLDER OFFERS, SELLS OR OTHERWISE TRANSFERS THIS NOTE, TENNESSEE GAS PIPELINE COMPANY MAY REQUIRE THE HOLDER OF THIS NOTE TO DELIVER A WRITTEN OPINION, CERTIFICATIONS AND/OR OTHER INFORMATION THAT IT REASONABLY REQUIRES TO CONFIRM THAT SUCH PROPOSED TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

AS USED IN THIS NOTE, THE TERMS “OFFSHORE TRANSACTION,” “U.S. PERSON” AND “UNITED STATES” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT.]2

THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND THE RULES AND REGULATIONS THEREUNDER. FOR EACH $1,000 PRINCIPAL AMOUNT OF THIS NOTE, (1) THE ISSUE PRICE IS $948.81; (2) THE AMOUNT OF THE ORIGINAL ISSUE DISCOUNT IS $51.19; (3) THE ISSUE DATE IS JANUARY 27, 2009; AND (4) THE YIELD TO MATURITY IS 9.000% PER ANNUM.

    2 Insert in Restricted Securities only.

TENNESSEE GAS PIPELINE COMPANY

8.000% NOTE DUE 2016

NO.______                                                                                                                                                          U.S.$__________
CUSIP No.  _____

      TENNESSEE GAS PIPELINE COMPANY, a corporation duly incorporated and existing under the laws of Delaware (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to [Cede & Co.]3, or registered assigns, the principal sum of ___________________ United States Dollars[, subject to the increases and decreases set forth in Schedule I hereto]3 on February 1, 2016, and to pay interest thereon from January 27, 2009, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on February 1 and August 1 in each year, commencing August 1, 2009 (each, an “Interest Payment Date”), at the rate of 8.000% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the regular record date for such interest, which shall be the January 15 or July 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date (each, a “Regular Record Date”). Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and shall either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a special record date for the payment of such Defaulted Interest to be fixed by the Trustee (a “Special Record Date”), notice of which shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at such time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

[The Company is a party to the Registration Rights Agreement, dated as of January 27, 2009, among the Company and Banc of America Securities LLC, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., and Greenwich Capital Markets, Inc., on behalf of the initial purchasers of the Notes (the “Registration Rights Agreement”).  In the event that a Registration Default (as defined in the Registration Rights Agreement) occurs, the Company shall pay additional interest (in addition to the interest otherwise due hereon) (“Additional Interest”) to the Holder during the first 90-day period immediately following the occurrence of any such

      3 Insert in Global Securities only.

Registration Default in an amount equal to 0.25% per annum (regardless of the number of Registration Defaults), increasing by 0.25% per annum with respect to each subsequent 90-day period, up to a maximum of 1.00% per annum, from and including the date on which any such Registration Default shall occur (subject to the terms of the Registration Rights Agreement) to but excluding the earlier of (1) the date on which all such Registration Defaults have been cured or (2) the date on which all the Notes otherwise become freely transferable by Holders other than affiliates of the Company without further registration under the Securities Act.  The Company shall pay amounts due in respect of Additional Interest on each Interest Payment Date (or, if the Company shall default in the payment of interest on any Interest Payment Date, on the date such interest is otherwise paid as provided in the Indenture).]4

       Payment of the principal of and premium, if any, and interest on this Security will be made by transfer of immediately available funds to a bank account in New York, New York designated by the Holder in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.]5

[Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, or at such other offices or agencies as the Company may designate; provided, however, that payment of interest may be made at the option of the Company by check mailed to the addresses of the Persons entitled thereto as such addresses shall appear in the Security Register.]6

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     4 Insert in Restricted Securities only.

     5 Insert in Global Securities only.

    6 Insert in Definitive Securities only.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

TENNESSEE GAS PIPELINE COMPANY

By_________________________
Name:______________________
Title:_______________________

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

WILMINGTON TRUST COMPANY,
AS TRUSTEE

By_________________________
Name:______________________
Title:_______________________

TENNESSEE GAS PIPELINE COMPANY
8.000% NOTE DUE 2016

This Security is one of a duly authorized issue of Securities of the Company (the “Securities”), issued and to be issued in one or more series under an Indenture ated as of March 4, 1997 (the “Indenture”), between the Company and Wilmington Trust Company (as successor to JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank)), as Trustee (the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. As provided in the Indenture, the Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may provide for re-opening in the future to issue additional Securities of the series without the consent or approval of the holders of Outstanding Securities, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This Security is one of a series of Securities designated on the face hereof limited in aggregate principal amount to U.S. $250,000,000 (subject to Securities authenticated and delivered as provided in the following paragraph or upon registration of transfer of, or in exchange for, or in lieu of, other Securities of this series pursuant to Section 304, 305, 306, 906 or 1107 under the Indenture).

           This series of Securities may be reopened, without the consent of the Holders thereof, for increases in the aggregate principal amount of the Securities and issuance of additional Securities of this series ranking equally with these Securities in all respects, so that such additional Securities shall be consolidated and form a single series with these Securities and shall have the same terms as to status, redemption or otherwise as these Securities, provided, however, that no Event of Default has occurred or is continuing with respect to such Securities.

The Securities of this series are redeemable, upon not less than 30 nor more than 60 days’ notice, in whole or in part, at the option of the Company at any time in whole, or from time to time in part (in integral multiples of $1,000 principal amount), prior to the Stated Maturity, at a price equal to the greater of (i) 100% of the principal amount thereof and (ii) as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the Redemption Date) discounted back to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 0.50% (the “Make-Whole Price”); plus, in each case, accrued and unpaid interest thereon to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

The notice of redemption shall set forth the manner of calculation of the Make-Whole Price, but not necessarily its amount.  The Company shall notify the Trustee of the amount of the Make-Whole Price with respect to any redemption promptly after the calculation thereof, and the Trustee shall not be responsible for the accuracy of the calculation.  Unless the Company defaults in payment of the Make-Whole Price, on and after the applicable Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption. In the event of redemption or repurchase of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed or unpurchased portion hereof will be issued in the name of the Holder hereof upon the presentation and surrender hereof.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities.

“Comparable Treasury Price” means, with respect to any Redemption Date, (1) the average of four Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

“Independent Investment Banker” means Deutsche Bank Securities Inc., Banc of America Securities LLC, Credit Suisse Securities (USA) LLC, and reenwich Capital Markets, Inc. and their successors, or, if such firm or the successors, if any, to such firm, as the case may be, are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee after consultation with the Company.

“Reference Treasury Dealer” means Deutsche Bank Securities Inc., Banc of America Securities LLC, Credit Suisse Securities (USA) LLC, and Greenwich Capital Markets, Inc., and their respective successors (provided, however, that if any such firm or any such successor, as the case may be, shall cease to be a primary U.S. government securities dealer in New York City, the Trustee, after consultation with the Company, shall substitute therefor another dealer).

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Stated Maturity, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined, and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

If a Change of Control Triggering Event occurs, unless the Company has exercised its option to redeem all Securities of this series then outstanding, the Company will make an offer to each Holder of Securities of this series to repurchase all or any part (in integral multiples of $1,000) of that Holder’s Securities of this series at a repurchase price in cash equal to 101% of the aggregate principal amount of the Securities of this series repurchased plus any accrued and unpaid interest on the Securities of this series repurchased to the date of purchase. Within 30 days following any Change of Control Triggering Event or, at the Company’s option, prior to any Change of Control, but after the public announcement of the Change of Control, the Company will mail a notice to each Holder, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Triggering Event and offering to repurchase Securities of this series on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”).  The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the payment date specified in the notice.  To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Triggering Event provisions of the Securities of this series, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Triggering Event provisions of the Securities of this series by virtue of such conflict.

On the Change of Control Payment Date, the Company will, to the extent lawful:

(1)           accept for payment all Securities of this series or portions of Securities of this series properly tendered pursuant to the offer;

(2)           deposit with the Paying Agent an amount equal to the aggregate purchase price in respect of all Securities of this series or portions of Securities of this series properly tendered; and

(3)           deliver or cause to be delivered to the Trustee the Securities of this series properly accepted, together with an officers’ certificate stating the aggregate principal amount of Securities of this series being purchased by the Company.

The Company will not be required to make an offer to repurchase the Securities of this series upon a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all Securities of this series properly tendered and not withdrawn under its offer.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, lease or exchange (other than by way of merger or consolidation), in one transaction or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) other than the Company or one of its Subsidiaries; or

(2)           the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above), other than El Paso Corporation and its Subsidiaries, becomes the beneficial owner, directly or indirectly, of more than 50% of the Company’s Voting Stock, measured by voting power rather than number of shares.

“Change of Control Triggering Event” means (a) the occurrence of a Change of Control and (b) during the period beginning on the earlier of (i) the date of the public notice of the Company’s intention to effect such Change of Control and (ii) the occurrence of such Change of Control and ending 90 days after the occurrence of such Change of Control, (x) if three Rating Agencies are continuing to provide ratings for the Securities of this series on such date, more than one of the Rating Agencies rating the Securities of this series at such time shall downgrade, below the rating as of January 27, 2009, its respective rating of the Securities of this series as a result of such Change of Control, (y) if fewer than three Rating Agencies are continuing to provide ratings for the Securities of this series on such date, any of the Rating Agencies rating the Securities of this series at such time shall downgrade, below the rating as of the date of the supplemental indenture establishing the terms of the Securities of this series, its respective rating of the Securities of this series as a result of such Change of Control, or (z) no Rating Agency provides a rating for the Securities of this series.

“Fitch” means Fitch Inc.

“Moody’s” means Moody’s Investor Services Inc.

“Rating Agency” means (1) each of Moody’s, S&P and Fitch; and (2) if any of Moody’s, S&P or Fitch ceases to rate the Securities of this series or fails to make a rating of the Securities of this series publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Securities Exchange Act of 1934, as amended, selected by the Company (as certified by a resolution of the Company’s board of directors) as a replacement agency for Moody’s, S&P or Fitch, or all, as the case may be.

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc.

“Voting Stock” of any specified “person” (as defined above) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series to be affected (voting as one class).  The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Outstanding Securities of all affected series (voting as one class), on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture. The Indenture permits, with certain exceptions as therein provided, the Holders of a majority in aggregate principal amount of Securities of all affected series then Outstanding (voting as a single class) to waive past defaults under the Indenture with respect to such Securities and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of all affected series at the time Outstanding (treated as a single class) shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in principal amount of the Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Security at the times, place(s) and rate, and in the coin or currency, herein prescribed.

[This Global Security or portion hereof may not be exchanged for Definitive Securities except in the limited circumstances provided in the Indenture.

The holders of beneficial interests in this Global Security will not be entitled to receive physical delivery of Definitive Securities except as described in the Indenture and will not be considered the Holders hereof for any purpose under the Indenture.]7

[As provided in the Indenture and subject to certain limitations set forth, the transfer of this Security is registerable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York or at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for a like aggregate principal amount, will be issued to the designated transferee or transferees.]8

The Securities of this series are issuable only in registered form, without coupons, in denominations of U.S. $2,000 and integral multiples of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, the Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse under or upon any obligation, covenant or agreement of or contained in the Indenture or of or contained in any Security, or for any claim based thereon or otherwise in respect thereof, or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor Person, either directly or through the Company or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment, penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released by the acceptance hereof and as a condition of, and as part of the consideration for, the Securities and the execution of the Indenture.

    7 Insert in Global Securities only.

    8 Insert in Definitive Securities only.

The Securities of this series shall be subject to defeasance at the option of the Company in accordance with the provisions of Sections 1302 and 1303 of the Indenture.  The Indenture provides that the Company (a) will be discharged from any and all obligations in respect of the Securities of this series (except for certain obligations described in the Indenture), or (b) need not comply with certain restrictive covenants of the Indenture, in each case if the Company deposits, in trust, with the Trustee money or U.S. Government Obligations (or a combination thereof) which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, in an amount sufficient to pay all the principal of and interest of the Securities of this series, but such money need not be segregated from other funds except to the extent required by law.

This Security shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

(Please Print or Typewrite Name and Address of Assignee)

the within instrument of TENNESSEE GAS PIPELINE COMPANY and does hereby irrevocably constitute and appoint _______________________________ Attorney to transfer said instrument on the books of the within-named Company, with full power of substitution in the premises.

Insert Taxpayer Identification No.

Date: _______________

Signature: ____________________________________________

TENNESSEE GAS PIPELINE COMPANY

No. ____                      8.000% NOTE DUE 2016

SCHEDULE I9

The following increases or decreases in this Global Security have been made:

Date of increase or decrease and reason for the change in principal amount	Amount of decrease in principal amount of this Global Security	Amount of increase in principal amount of this Global Security	Principal amount of this Global Security following such decrease (or increase)	Signature of authorized officer of Trustee

      9 Insert in Global Securities only